Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Adolor Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-51222, No. 333-62428, No. 333-100585, and No. 333-105912) on Form S-8 and registration statements (No. 333-107998 and No. 333-64298) on Form S-3 of Adolor Corporation of our reports dated February 22, 2005, with respect to the consolidated balance sheets of Adolor Corporation and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and for the period from August 9, 1993 (inception) to December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Adolor Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 1, 2005